CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 12, 2022, with respect to the financial statements included in the Annual Report of Vertical Capital Income Fund on Form N-CSR for the year ended September 30, 2022. We consent to the incorporation by reference of said report in the Registration Statement of Vertical Capital Income Fund on Form N-2 (File No. 811-22554), and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm”.

/s/ GRANT THORNTON LLP

Dallas, Texas

June 5, 2023